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                      Consent of Independent Accountants


February 10, 1998

To the Board of Directors and
Shareholders of Holdings BF SA




   We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 4 to Form S-1 of Bolle Inc. of our report dated November 26, 1997 relating to the combined financial statements of Holding BF SA, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Befec-Price Waterhouse
Lyon, France




/s/ Olivier Auscher
-------------------------
Olivier Auscher